Exhibit 10.2

FIFTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of April 19, 2016, is by and among Wells Fargo Capital Finance, LLC, a Delaware limited liability company, in its capacity as agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, "Agent"), the lenders party hereto (individually, each a "Lender" and collectively, "Lenders"), PolyOne Corporation, an Ohio corporation (the "Parent"), NEU Specialty Engineered Materials, LLC, an Ohio limited liability company ("NEU", and together with Parent, each individually a "US Borrower" and collectively, "US Borrowers"), PolyOne Canada Inc., a federally incorporated Canadian corporation ("PolyOne Canada" or "Canadian Borrower", and, together with US Borrowers, each individually a "Borrower" and collectively, "Borrowers"), PolyOne LLC, a Delaware limited liability company ("PO LLC"), Polymer Diagnostics, Inc., an Ohio corporation ("Polymer"), Conexus, LLC, a Nevada limited liability company, f/k/a Conexus, Inc., a Nevada corporation ("Conexus"), The ColorMatrix Corporation, an Ohio corporation ("CMC"), ColorMatrix Holdings, Inc., a Delaware corporation ("CM Holdings"), Chromatics, Inc., a Connecticut corporation ("Chromatics"), ColorMatrix Group, Inc., a Delaware corporation ("CM Group"), GSDI Specialty Dispersions, Inc., an Ohio corporation, f/k/a Gayson Silicone Dispersions, Inc. ("Gayson"), Glasforms, Inc., a California corporation ("Glasforms"), PolyOne Designed Structures and Solutions LLC, a Delaware limited liability ("PolyOne DSS"), Franklin-Burlington Plastics, Inc., a Delaware corporation ("Franklin"; and, together with each of PO LLC, Polymer, Conexus, Hanna, CMC, CM Holdings, Chromatics, CM Group, CM Brazil, Gayson and PolyOne DSS, each individually a "US Guarantor" and collectively, "US Guarantors"), and PolyOne DSS Canada Inc., a federally incorporated Canadian corporation ("DSS Canada, Inc." and "Canadian Guarantor"; and together with the US Guarantors, each individually a "Guarantor" and collectively, "Guarantors").
WHEREAS, Borrowers, Guarantors, Agent and Lenders are parties to that certain Amended and Restated Credit Agreement dated as of March 1, 2013 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement");
WHEREAS, subject to terms and conditions hereof, Agent, the Lenders, Borrowers and Guarantors desire to amend the Credit Agreement as more fully described below;
NOW, THEREFORE, for and in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Defined Terms. For purposes of this Amendment, all terms used herein and not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement.
2.    Amendments. In reliance upon the representations and warranties of Borrowers set forth in Section 4 hereof and subject to the satisfaction of the conditions to effectiveness set forth in Section 5 hereof:

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(a)    Clause (b)(iv) of the definition of Additional Advance Condition set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
(vi) the Fixed Charge Coverage Ratio (calculated based on the preceding twelve (12) consecutive month period ending on the fiscal month end for which Agent has received financial statements immediately prior to the date of the incurrence of such Indebtedness), on a pro forma basis, immediately after giving effect to such incurrence, shall be not less than 1.00 to 1.00, provided, however, that for purposes of calculating the Fixed Charge Coverage Ratio solely for determining compliance with this clause, Restricted Payments shall not constitute Fixed Charges if the Restricted Payment Conditions are satisfied,
(b)    The definition of CDOR Rate set forth in Section 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
"CDOR" means, on any day, the annual rate of interest which is the rate equal to the average rate for Canadian Dollar bankers' acceptances issued on such day for a term equal or comparable to the applicable Interest Period or, if no Interest Period is specified, thirty (30) days) for the purpose of calculating the interest rate applicable as such rate appears on the "Reuters Screen CDOR Page" (as defined in the International Swaps and Derivatives Association, Inc. 2000, definitions, as modified and amended from time to time) rounded to the nearest 1/100th of 1% (with 0.005% being rounded up), as of 10:00 a.m. (Toronto, Ontario time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day; provided, that, if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be the average of the rates applicable to Canadian Dollar bankers' acceptances having an equivalent term quoted by the Schedule I Canadian chartered banks as of 1000 a.m. (Toronto, Ontario time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day; provided however, that in no event shall CDOR be less than zero.
(c)    The definition of LIBOR Rate set forth in Section 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
"LIBOR Rate" means the rate per annum rate appearing on Bloomberg L.P.'s (the "Service") Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) two (2) Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error; provided however, that in no event shall LIBOR be less than zero.
(d)    Clause (h) of the definition of Permitted Dispositions set forth on Schedule 1.1 to the Credit Agreement is hereby amended by deleting the word "non-exclusive" as it appears therein.

(e)    Clause (u) of the definition of Permitted Dispositions set forth on Schedule 1.1 to the Credit Agreement is hereby amended by replacing each instance of “Loan Parties” with “Loan Parties and their Restricted Subsidiaries” and “Loan Party” with “Loan Party or such Restricted Subsidiary”, in each case, as it appears therein.
(f)    Clause (v) of the definition of Permitted Dispositions set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
(v)    sales or other dispositions of Accounts (i) constituting Loan Party Supply Chain Financing or (ii) owing to any Restricted Subsidiary that is not a Loan Party pursuant to supply chain finance arrangements.
(g)    Clause (x) of the definition of Permitted Dispositions set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
(x)    sales or transfers by a Loan Party or a Subsidiary of any Equity Interests held in another Loan Party or Subsidiary, provided, that (i) if such sale or other transfer is by a Loan Party, such sale or other transfer shall be to another Loan Party and (ii) to the extent of any Lien of Agent with respect to such Equity Interests prior to its sale or other disposition and to the extent such Lien is required by the Loan Documents, the Lien of Agent on such Equity Interests shall continue in all respects and shall not be deemed released or terminated as a result of such sale or other disposition and Borrowers and Guarantors shall execute and deliver such agreements, documents and instruments as Agent may reasonably request with respect thereto.
(h)    Clause (t)(i) of the definition of Permitted Indebtedness set forth on Schedule 1.1 to the Credit Agreement is hereby amended by replacing the phrase “Parent or any other Loan Party” with “Parent or any Subsidiary” as it appears therein.
(i)    Clause (t)(i)(B) of the definition of Permitted Indebtedness set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
(B) the Fixed Charge Coverage Ratio (calculated based on the preceding twelve (12) consecutive month period ending on the fiscal month end for which Agent has received financial statements immediately prior to the date of the incurrence of such Indebtedness), on a pro forma basis, immediately after giving effect to such Indebtedness shall be not less than 1.00 to 1.00, provided, however, that for purposes of calculating the Fixed Charge Coverage Ratio solely for determining compliance with this clause, Restricted Payments shall not constitute Fixed Charges if the Restricted Payment Conditions are satisfied,
(j)    Clause (w)(ii) of the definition of Permitted Investments set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
(ii) the Fixed Charge Coverage Ratio (calculated based on the preceding twelve (12) consecutive month period ending on the fiscal month end for which Agent has received financial statements immediately prior to the date of the making of such Investment), on a pro forma basis, immediately after giving effect to such Investment shall be not less than 1.00 to 1.00, provided, however, that for purposes of calculating the Fixed Charge Coverage Ratio solely for determining compliance with this clause, Restricted Payments shall not constitute Fixed Charges if the Restricted Payment Conditions are satisfied,
(k)    Clause (y) of the definition of Permitted Liens set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
(y) Liens, if any, incurred in connection with supply chain finance arrangements permitted by clause (v) of the definition of Permitted Dispositions; provided, that such Liens shall only encumber the Accounts sold in connection with each such supply chain finance arrangement and any supporting obligations related thereto, including collateral securing such Account, all contract rights and contracts and all guarantees or other obligations in respect of such Account and all proceeds of such Account and such other related assets,
(l)    Schedule 1.1 to the Credit Agreement is hereby amended to add the following new defined terms in appropriate alphabetical order:
"Loan Party Supply Chain Financing" means sales or other dispositions of Accounts owing to any Loan Party from Valspar Sourcing, Inc. or any other Account Debtor that is reasonably acceptable to Agent pursuant to supply chain finance arrangements that are reasonably acceptable to Agent, provided, that, the total obligations owing in respect of all such Accounts shall not exceed $50,000,000 in the aggregate during any fiscal year.
"Restricted Payment Conditions" means (a) Excess Availability exceeds $150,000,000 for the 30 consecutive day period immediately preceding the incurrence of the applicable Indebtedness or the making of the applicable Investment, and (b) on the date of the incurrence of such Indebtedness or the making of such Investment, on a pro forma basis, Excess Availability is at least $150,000,000 for the 30 consecutive day period immediately after giving effect thereto.
3.    Reaffirmation and Confirmation. After giving effect to the amendments set forth in this Amendment, each Loan Party party hereto hereby (i) ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally) and collectible obligations of such Loan Party, (ii) reaffirms its obligations under each Loan Document to which it is a party, including, without limitation, (x) any guaranty of any of the Obligations, including any joint and several liability with respect thereto, and (y) any grant of security interest contained therein, in each case as amended, supplemented or modified prior to or as of the date hereof, and (iii) acknowledges and agrees that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. After giving effect to this Amendment, the Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Loan Party in all respects.

4.    Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Loan Party represents and warrants with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, immediately after giving effect to this Amendment:
(a)    all representations and warranties contained in the Loan Documents to which such Loan Party is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality of dollar thresholds in the text thereof) on and as of the date of this Amendment (except to the extent any representation or warranty expressly related to an earlier date in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or dollar thresholds in the text thereof) on and as of such earlier date);
(b)    no Default or Event of Default has occurred and is continuing; and
(c)    this Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.
5.    Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent:
(a)    Agent shall have received a copy of this Amendment executed by Agent, Lenders and the Loan Parties, in form and substance reasonably satisfactory to Agent;
(b)    Borrowers shall have paid (or concurrently with the effectiveness of the Amendment shall pay) all Lender Group Expenses incurred in connection with the transactions evidenced by this Amendment for which Borrowers have received an invoice prior to the date hereof; and
(c)    Borrowers shall have paid to Agent, for the account of the Lenders on a pro rata basis, an amendment fee (the "Amendment Fee") of $150,000, which fee is due and payable on the date hereof, and fully earned and non-refundable on the date hereof. The Amendment Fee is in addition to and not net of any fees previously paid by Borrowers or any Loan Party pursuant to any Loan Document.
6.    Miscellaneous.
(a)    Expenses. Borrowers agree to pay on demand all reasonable costs and expenses of Agent and the Lenders (including reasonable attorneys' fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.

(b)    Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.
(c)    Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. This Amendment to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including "pdf"), shall be treated in all manner and respects and for all purposes as an original Amendment and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or this Amendment was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense. Receipt by telecopy or electronic mail of any executed signature page to this Amendment shall constitute effective delivery of such signature page.
7.    Release.
(a)    Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower and each other Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Borrower or such Loan Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
(b)    Complete Defense. Each Borrower and each other Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)    Release Unconditional. Each Borrower and each other Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

POLYONE CORPORATION By: /s/ Scott J. Leffler Name: Scott J. Leffler Title: Vice President and Treasurer
CONEXUS, LLC
NEU SPECIALTY ENGINEERED MATERIALS, LLC
POLYMER DIAGNOSTICS, INC.
COLORMATRIX GROUP, INC.
COLORMATRIX HOLDINGS, INC.
THE COLORMATRIX CORPORATION
CHROMATICS, INC.
GSDI SPECIALTY DISPERSIONS, INC., f/k/a GAYSON SILICONE DISPERSIONS, INC.

By: /s/ Scott J. Leffler
Name: Scott J. Leffler
Title: Treasurer

POLYONE LLC By: /s/ Scott J. Leffler Name: Scott J. Leffler Title: Manager
GLASFORMS, INC. By: /s/ Scott J. Leffler Name: Scott J. Leffler Title: President and Assistant Treasurer

POLYONE DESIGNED STRUCTURES AND SOLUTIONS, LLC POLYONE DSS CANADA INC. By: /s/ Scott J. Leffler Name: Scott J. Leffler Title: Chief Financial Officer

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

POLYONE CANADA INC. By: /s/ Scott J. Leffler Name: Scott J. Leffler Title: Vice President and Treasurer

FRANKLIN-BURLINGTON PLASTICS, INC. By: /s/ Robert K. James Name: Robert K. James Title: Secretary

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

WELLS FARGO CAPITAL FINANCE, LLC, as Agent and a Lender By: /s/ Melissa Provost Name: Melissa Provost Title: Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender By: /s/ Trevor Tysick Name: Trevor Tysick Title: Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender By: /s/ Charles Fairchild Name: Charles Fairchild Title: Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., CANADA BRANCH, as a Lender By: /s/ Sylwia Durkiewicz Name: Sylwia Durkiewicz Title: Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ David Lawrence Name: David Lawrence Title: Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, CANADA BRANCH, as a Lender By: /s/ John P. Rehob Name: John P. Rehob Title: Vice President and Principal Officer

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

CITIBANK, N.A., as a Lender By: /s/ Christopher Marino Name: Christopher Marino Title: Director & Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

HSBC BANK USA, N.A., as a Lender By: /s/ Joseph D. Donovan Name: Joseph D, Donovan Title: Senior Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender By: /s/ Paul Steiger Name: Paul Steiger Title: Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Carrie Light Name: Carrie Light Title: Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

PNC BANK CANADA BRANCH, as a Lender By: /s/ James Bruce Name: James Bruce Title: Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

THE HUNTINGTON BANK, as a Lender By: /s/ Dennis Hatvany Name: Dennis Hatvany Title: Senior Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

CITIZENS BUSINESS CAPITAL, a Division of
CITIZENS ASSET FINANCE, INC., a wholly
owned Subsidiary of CITIZENS BANK, N.A.
a National Banking Association, fka RBS
CITIZENS, NATIONAL ASSOCIATION, as a Lender

By: /s/ James G. Zamborsky
Name: James G. Zamborsky
Title: Vice President

Signature Page to Fifth Amendment to Amended and Restated Credit Agreement